Exhibit 99.1


Gasco
------
Energy

For Immediate Release on Tuesday, August 4, 2009

                   Gasco Energy Announces Second Quarter 2009
                        Financial and Operational Results

DENVER -- August 4, 2009 /PRNewswire-FirstCall/ -- Gasco Energy (NYSE Amex: GSX) today reported financial and operating results for the second quarter ended June 30, 2009.

Second Quarter 2009 Financial Results
For the second quarter 2009, Gasco reported a net loss attributable to common shareholders of $3.9 million, or $0.04 per share, as compared to a net loss of $0.8 million, or $0.01 per share, for the same period in 2008. All per-share figures are basic and diluted. Included in the second quarter 2009 results are derivative losses of $1.2 million attributed to hedge effect, which are comprised of an unrealized loss of $10.1 million partially offset by a realized gain of $8.9 million. Included in the second quarter 2008 results are derivative losses of $5.0 million attributed to hedge effect, of which a loss of $3.6 million is unrealized and a loss of $1.4 million is realized.

The Company reported oil and gas sales for the second quarter 2009 of $3.4 million, as compared to $12.6 million for the same period in 2008. The decrease in oil and gas sales during the second quarter 2009, as compared to the prior-year period, is primarily attributed to a 72% decrease in prices received for sales of the Company's natural gas and a 55% decrease in prices received for oil volumes, combined with a 9% decrease in production quarter-over-quarter. Gathering and processing revenues from Gasco's midstream assets were $1.0 million for the second quarter 2009, as compared to $1.1 million in the prior-year period. Total revenues for the second quarter 2009 were $4.4 million, as compared to $14.1 million in the second quarter 2008.

Gasco's average realized gas price including the effect of realized derivative gains and losses and excluding proceeds from the monetization of certain hedge contracts was $2.94 per thousand cubic feet of natural gas (Mcf) for the second quarter of 2009 compared to $8.10 per Mcf for the second quarter of 2008. The Company's risk management activities increased its average gas price by $0.34 per Mcf during the second quarter of 2009 and decreased its average gas price by $1.15 during the second quarter of 2008. Prior to the impact of hedges, the Company's average price received for its natural gas production during the second quarter of 2009 was approximately $2.60 per Mcf, as compared to $9.25 per Mcf in the prior-year period.

The average realized oil price was $44.34 per barrel for the second quarter of 2009, a 55% decrease from the $98.84 per barrel received during the second quarter of 2008. Gasco does not hedge its crude oil volumes.

Unit Cost Comparisons - LOE / DD&A / G&A
Lease operating expense (LOE) for the second quarter 2009 was $1.1 million, as compared to $1.9 million in the prior-year period, a 42% decrease. On a per-unit basis, LOE was $0.92 per thousand cubic feet of natural gas equivalent (Mcfe) in the second quarter 2009, as compared to $1.48 per Mcfe in the prior-year period. Lower LOE quarter-over-quarter is attributed to decreased operating expenses ($0.33 per Mcfe lower) and to reduced production taxes ($0.23 per Mcfe lower). The decrease in LOE in the second quarter 2009 is attributed to reduced chemical costs in well treatments, decreased workover expense and to sharply lower commodity prices on which production taxes are based.

Depletion, depreciation and amortization (DD&A) was $1.1 million for the second quarter 2009, as compared to $3.2 million for the same period in 2008. On a per-unit basis, DD&A for the second quarter 2009 was $0.92 per Mcfe, as compared to $2.43 in the 2008 period. Lower DD&A is attributed to the decrease in the full cost pool as a result of the first quarter 2009 impairment charge of $41.0 million.

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

The Company reported general and administrative (G&A) expense of $2.0 million in the second quarter 2009, versus $2.5 million in the same period in 2008. On a per-unit basis, total G&A expense for second quarter 2009 was $1.69 per Mcfe, as compared to $1.91 per Mcfe for the same period in 2008. G&A expense for the second quarter 2009 includes $0.5 million of non-cash, stock-based compensation expense, or, on a per-unit basis, $0.39 per Mcfe, as compared to the prior-period total of $0.8 million, or $0.62 per Mcfe. Gathering operations expense decreased to $0.8 million in the second quarter 2009 from $1.0 million in the second quarter 2008.

Six-Month Period
Gasco reported a net loss attributable to common shareholders for the six-months ended June 30, 2009 of $47.7 million, or $0.44 per share, as compared to a net loss for the first half of 2008 of $5.2 million, or $0.05 per share. Included in the 2009 results are derivative gains of $2.3 million attributed to hedge effect. Also included in the first half 2009's operating expenses is a non-cash charge of $41.0 million related to an impairment of the carrying value of oil and gas properties during the first quarter and a $4.7 million cash payment to the Company's rig contractor for early termination of a rig contract. Before the impairment charge and the early termination payment, and excluding the effect of unrealized derivative gains, a non-GAAP measure, Gasco would have posted a net loss of $2.0 million or $0.02 per share.

Oil and gas sales for the first half of 2009 were $7.6 million, as compared to $21.1 million for the same period in 2008. The decrease in oil and gas sales during the first half 2009 as compared to the prior-year period is primarily attributed to a 65% decrease in prices received for sales of the Company's natural gas and a 60% decrease in prices received for oil volumes, partially offset by a 2% increase in oil and gas production.

Total revenue for the first six months of 2009 was $9.8 million, as compared to $23.8 million in the same period in 2008. For the first half of 2009, gathering system revenues accounted for $1.8 million as compared $2.0 million during 2008.

At June 30, 2009, cash and equivalents were $9.6 million as compared to $1.1 million at December 31, 2008.

Long-term debt was $34.9 million at June 30, 2009 as compared to $31.0 million at December 31, 2007. The Company currently has a $250 million credit facility with JPMorgan, of which $35 million is available for borrowing capacity and $34.9 million is drawn.

Gasco's total assets at June 30, 2009 were $103.5 million, as compared to $153.9 million at year-end 2008. Net cash provided by operating activities for the first half of 2009 was $13.0 million as compared to $13.1 million for the same period in 2008.

Quarterly Production
Cumulative net production for the quarter ended June 30, 2009 was 1,186 MMcfe, a decrease of 9% from the prior-year net production of 1,305 MMcfe. For the first half of 2009, Gasco produced a Company-record 2,441 MMcfe, as compared to 2,390 MMcfe in the year-ago six-month period, representing a 2% increase for comparable six-month periods.

Subsequent Events
On July 22, 2009, a large oil and gas company announced a significant discovery of oil and gas reserves estimated to range from 150 million to 250 million barrels of oil equivalent in Kern County, Calif. The discovery is located approximately 10 miles from certain of Gasco's San Joaquin Basin leasehold. Gasco owns or controls approximately 18,655 gross acres and 14,750 net mineral acres Kern and San Luis Obispo Counties. Company geologists are currently evaluating the productive potential of its leasehold due to heightened interest in leasing activity and in potential farm-outs, drilling partners or other possible joint venture opportunities in the area proximate to the significant discovery.

Notice from the NYSE Amex LLC
On June 25, 2009, Gasco received a notice from the NYSE Amex informing the Company that it is non-compliant with certain NYSE Amex continued listing standards. The Company was informed that it did not meet minimum shareholders' equity requirements of $2.0 million and that it had net losses in two of the last three fiscal years. It is also not compliant in meeting minimum stockholders' equity requirements of $4.0 million and it posted net losses in three out its last four fiscal years. As per the NYSE Amex instructions, and within the allotted time, Gasco submitted its plan of compliance to the NYSE


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Amex that  addresses how Gasco intends to regain  compliance  with the deficient listing regulations by December 27, 2010.

Gasco prepared and submitted a plan within the required time frame. However, there can be no assurance that NYSE Amex will accept the plan, or if the plan is accepted, that the Company will be able to achieve compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide within the required time frame. If the plan is not accepted by NYSE Amex, or if the Company is not able to achieve compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE Amex Company Guide by December 27, 2010, the Company will be subject to delisting procedures as set forth in the NYSE Amex Company Guide.

For additional information regarding the risks currently facing Gasco's business, please see the information set forth under "Risk Factors" in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (the "SEC") on March 4, 2009 and under "Risk Factors" in Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 4, 2009.

Through the beginning of June 2009, the Company owned a drilling rig that it leased to an operator for the drilling of wells that Gasco did not operate. During June 2009 the Company sold the drilling rig for proceeds of $1,000,000 which consisted of a cash payment of $500,000 and a promissory note of $500,000, with a maturity date of June 30, 2012. The Company recognized a loss of $905,850 on the sale.

If the Company needs additional liquidity for future activities, including paying amounts owed in connection with a borrowing base reduction, if any, the Company may be required to consider several options for raising additional funds, such as selling securities, selling assets or farm-outs or similar arrangements, but it may be unable to complete any of these transactions on terms acceptable to the Company or at all. Any financing obtained through the sale of Gasco's equity will likely result in substantial dilution to the Company's stockholders.

Conference Call
A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Wednesday, August 5, 2009 to discuss second quarter 2009 financial and operating results. You are invited to listen to the call which will be broadcast live over the Internet.

    Date:         Wednesday, August 5, 2009

    Time:         11:00 a.m. EDT
                  10:00 a.m. CDT
                    9:00 a.m. MDT
                    8:00 a.m. PDT

    Call:         (866) 392-4171 (US/Canada) and (706) 634-6345 (International),
                  Passcode / Conference ID #: 18972905

    Internet:     Live and rebroadcast over the Internet:  log on to
                  http://www.gascoenergy.com or to
                  http://www.videonewswire.com/event.asp?id=60257


    Replay: Available through Monday, August 10, 2009 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using passcode 18972905 and for 30 days at http://www.gascoenergy.com

About Gasco Energy
Denver-based Gasco Energy, Inc. is natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco's principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.

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Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044


Forward-looking Statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; our ability to manage interest rate and commodity price exposure; changes in the Company's borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under "Risk Factors" in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 4, 2009 and under "Risk Factors" in Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 4, 2009.

Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.


         [Financial and Operational Tables Accompany this News Release]

             The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in
    Gasco's filing on Form 10-Q for the quarterly period ended June 30, 2009 dated August 4, 2009.


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



                                                             GASCO ENERGY, INC.
                                                        CONSOLIDATED BALANCE SHEETS
                                                                (Unaudited)


                                                          June 30,          December 31,
                                                            2009               2008
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                              $9,606,802            $1,053,216
  Accounts receivable
     Joint interest billings                                609,196             5,436,636
     Revenue                                              2,306,036             3,827,950
  Inventory                                               1,251,828             4,177,967
  Derivative instruments                                    968,844             8,855,947
  Prepaid expenses                                           42,803               188,810
                                                        -----------           -----------
          Total                                         14,785,509             23,540,526
                                                        -----------            ----------

PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
     Proved properties                                  252,386,533           247,976,854
     Unproved properties                                 39,832,456            39,314,406
  Wells in progress                                               -               644,688
  Gathering assets                                       17,693,815            17,440,680
  Facilities and equipment                                6,190,062             8,549,928
  Furniture, fixtures and other                             371,673               371,605
                                                        -----------           -----------
           Total                                        316,474,539           314,298,161
  Less accumulated depletion, depreciation,
       amortization and impairment                     (229,578,890)         (185,585,582)
                                                       ------------          ------------
           Total                                        86,895,649           128,712,579
                                                       ------------          -----------

OTHER ASSETS
  Deposit                                                   139,500               139,500
  Note receivable                                           500,000                     -
  Deferred financing costs                                1,165,973             1,492,903
                                                          ---------             ---------
           Total                                          1,805,473             1,632,403
                                                          ---------             ---------

TOTAL ASSETS                                           $103,486,631         $ 153,885,508
                                                       ============         =============




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





                                                             GASCO ENERGY, INC.
                                                  CONSOLIDATED BALANCE SHEETS (continued)
                                                                (Unaudited)

                                                                        June 30,            December 31,
                                                                           2009                 2008

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                      $ 660,006             $5,879,150
  Revenue payable                                                       1,218,404              3,840,985
  Advances from joint interest owners                                           -                612,222
  Accrued interest                                                        861,854              1,187,495
  Accrued expenses                                                        793,000              1,126,000
                                                                       ----------              ---------
           Total                                                       3,533,264              12,645,852
                                                                       ----------             ----------

NONCURRENT LIABILITIES
   5.5% Convertible Senior Notes                                       65,000,000             65,000,000
   Long-term debt                                                      34,856,269             31,000,000
   Derivative instruments                                               1,579,781                      -
   Asset retirement obligation                                          1,204,100              1,150,179
   Deferred rent expense                                                   33,572                 46,589
                                                                      -----------             ----------
       Total                                                          102,673,722             97,196,768
                                                                      -----------             ----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Series B Convertible Preferred stock - $0.001 par value; 20,000
    shares authorized; zero shares outstanding                                  -                      -
  Common stock - $.0001 par value; 300,000,000 shares authorized;
    107,802,498 shares issued and 107,728,798 outstanding as of
    June 30, 2009 and 107,825,998 shares issued and 107,752,298
    outstanding as of December 31, 2008                                    10,780                 10,783
  Additional paid-in capital                                          220,337,009            219,375,369
  Accumulated deficit                                               (222,937,849)          (175,212,969)
  Less cost of treasury stock of 73,700 common shares                   (130,295)              (130,295)
                                                                      -----------            -----------
           Total                                                      (2,720,355)             44,042,888
                                                                      -----------            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)               $ 103,486,631           $ 153,885,508
                                                                   =============-          =============






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



                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                        Three Months Ended
                                                                             June 30,
                                                                ----------------------------------------
                                                                       2009                       2008

REVENUES
   Gas                                                            $ 2,895,707               $11,404,952
   Oil                                                                550,677                 1,187,898
   Gathering                                                          965,929                 1,079,201
   Rental income                                                            -                   420,875
                                                                    ----------               ----------
          Total                                                     4,412,313                14,092,926
                                                                    ---------                ----------

OPERATING EXPENSES
   Lease operating                                                  1,088,049                 1,935,374
   Gathering operations                                               775,182                 1,040,844
   Depletion, depreciation, amortization and accretion              1,094,131                 3,170,997
   Loss on sale of assets, net                                        558,189                         -
   General and administrative                                       2,009,998                 2,486,593
                                                                    ---------                 ---------
           Total                                                    5,525,549                 8,633,808
                                                                    ---------                 ---------

OTHER INCOME (EXPENSE)
   Interest expense                                               (1,501,459)               (1,231,262)
   Derivative losses                                              (1,249,059)               (5,022,053)
   Interest income                                                      4,120                     5,589
                                                                  -----------               -----------
           Total                                                  (2,746,398)               (6,247,726)
                                                                  -----------               -----------


NET LOSS                                                        $ (3,859,634)               $ (788,068)
                                                                =============               ===========



NET LOSS PER COMMON SHARE - BASIC AND DILUTED                   $      (0.04)               $    (0.01)
                                                                 ============               ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
      BASIC AND DILUTED                                           107,539,679               107,018,242
                                                                  ===========               ===========






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




                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                    Six Months Ended
                                                                        June 30,
                                                        -------------------------------------------
                                                                  2009                       2008

REVENUES
   Gas                                                       $ 6,806,758              $ 19,302,432
   Oil                                                           811,648                 1,775,535
   Gathering                                                   1,841,130                 1,987,557
   Rental income                                                 366,399                   783,125
                                                               ---------                ----------
          Total                                                9,825,935                23,848,649
                                                               ---------                ----------

OPERATING EXPENSES
   Lease operating                                             1,779,986                 3,202,101
   Gathering operations                                        1,482,696                 1,697,343
   Depletion, depreciation, amortization and accretion         3,677,101                 5,620,799
   Impairment                                                 41,000,000                         -
   Contract termination fee                                    4,701,000                         -
   Loss on sale of assets, net                                   679,189                         -
   General and administrative                                  3,870,044                 4,674,626
                                                               ---------                 ---------
           Total                                              57,190,016                15,194,869
                                                              ----------                ----------

OTHER INCOME (EXPENSE)
   Interest expense                                          (2,660,188)               (2,478,811)
   Derivative gains (losses)                                   2,293,567              (11,394,505)
   Interest income                                                 5,822                    20,811
                                                              ----------               -----------
           Total                                               (360,799)              (13,852,505)
                                                              ----------              ------------


NET LOSS                                                  $ (47,724,880)             $ (5,198,725)
                                                          ==============             =============



NET LOSS PER COMMON SHARE - BASIC AND DILUTED             $      (0.44)              $      (0.05)
                                                          =============               ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
      BASIC AND DILUTED                                      107,548,336               107,011,167
                                                             ===========               ===========







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





                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                                 Six Months Ended
                                                                                     June 30,
                                                                     -------------------------------------
                                                                          2009                    2008
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                             $(47,724,880)         $(5,198,725)
  Adjustment to reconcile net loss to net cash provided by
     operating activities
     Depletion, depreciation, amortization and impairment expense         44,623,405            5,573,235
     Accretion of asset retirement obligation                                 53,696               47,564
     Stock-based compensation                                                964,091            1,529,078
     Change in derivative instruments, net                                 9,466,884            9,532,345
    Amortization of deferred rent expense                                   (13,017)              (8,185)
    Amortization of deferred financing costs                                 326,930              259,116
    Loss on sale of assets, net                                              679,189                    -
     Changes in operating assets and liabilities:
        Accounts receivable                                                6,349,354          (2,841,850)
      Inventory                                                            3,152,800          (1,018,105)
      Prepaid expenses                                                       146,007              133,246
        Accounts payable                                                 (1,762,384)            1,278,041
      Revenue payable                                                    (2,622,581)            3,496,671
      Accrued interest                                                     (325,641)               58,447
        Accrued expenses                                                   (333,000)              233,000
                                                                          ----------           ----------
                Net cash provided by operating activities                 12,980,853           13,073,878
                                                                          ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for furniture, fixtures and other                                (2,297)             (36,046)
  Cash paid for acquisitions, development and exploration                (8,169,017)         (19,435,759)
   Proceeds from sale of assets                                              500,000                    -
   Advances from (refunded to) joint interest owners                       (612,222)            2,808,909
                                                                         -----------         ------------
               Net cash used in investing activities                     (8,283,536)         (16,662,896)
                                                                         -----------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings under line of credit                                         13,000,000           14,000,000
  Repayment of borrowings                                                (9,143,731)          (9,000,000)
  Exercise of options to purchase common stock                                     -            1,156,284
                                                                          ----------            ---------
           Net cash provided by financing activities                       3,856,269            6,156,284
                                                                          ----------            ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  8,553,586            2,567,266
CASH AND CASH EQUIVALENTS:
    BEGINNING OF PERIOD                                                    1,053,216            1,843,425
                                                                           ---------            ---------
    END OF PERIOD                                                         $9,606,802           $4,410,691
                                                                          ==========           ==========





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